UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2026

CENTERPOINT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1111 Louisiana Street
Houston Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(713) 207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNP	The New York Stock Exchange
NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 15, 2026, CenterPoint Energy, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”) with Barclays Capital Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC (each, a “Manager” and collectively, the “Managers”), Barclays Bank PLC, Bank of Montreal, BNP Paribas, Bank of America, N.A., Nomura Global Financial Products, Inc., Citibank, N.A., Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Royal Bank of Canada, The Bank of Nova Scotia, The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association (each, a “Forward Purchaser” and collectively, the “Forward Purchasers”) and Barclays Capital Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., BofA Securities, Inc., Nomura Securities International, Inc. (acting through BTIG, LLC, as agent), Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC (each, a “Forward Seller” and collectively, the “Forward Sellers”), with respect to the offering and sale from time to time of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), having an aggregate gross sales price of up to $1,000,000,000 (the “Shares”). Upon entry into the Equity Distribution Agreement, the Company terminated the Company’s previous at-the-market program pursuant to that certain equity distribution agreement, dated as of January 10, 2024. At the time of such termination, Common Stock having an aggregate gross sales price of approximately $84.9 million remained unsold under such prior program.

Sales of the Shares made under the Equity Distribution Agreement, if any, may be made by any method permitted by applicable law and deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including by means of ordinary brokers’ transactions through the facilities of the New York Stock Exchange or the NYSE Texas, or through a market maker or directly on or through an electronic communications network, at market prices prevailing at the time of sale or at prices related to prevailing market prices. In addition, the Shares may be offered and sold by such other methods, including privately negotiated transactions (including block transactions), as the Company and the Managers or the Forward Sellers agree to in writing. Each Manager will receive from the Company a commission of up to 1% of the gross sales price per share for any Shares sold by it under the Equity Distribution Agreement.

The Equity Distribution Agreement provides that, in addition to the issuance and sale of Shares by the Company to or through the Managers, the Company may also enter into one or more forward sale agreements pursuant to master forward confirmations to be entered into between the Company and the relevant Forward Purchaser, a form of which is attached to the Equity Distribution Agreement as Exhibit C thereto (each, a “Master Forward Confirmation”), and related supplemental confirmations to be entered into between the Company and the relevant Forward Purchaser pursuant thereto (collectively, a “Forward Sale Agreement”). In connection with any Forward Sale Agreement, the relevant Forward Purchaser will borrow from third parties and, through its affiliated Forward Seller, and in the case of Nomura Securities International, Inc., through its agent, BTIG, LLC, sell, a number of Shares equal to the number of Shares underlying the particular Forward Sale Agreement. In connection with any Forward Sale Agreement, the relevant Forward Seller will receive, in the form of a reduced initial forward sale price under the related Forward Sale Agreement, a commission of up to 1% of the gross sales prices of all borrowed shares of the Company’s common stock sold during the applicable forward hedge selling period by it as Forward Seller.

In no event will the aggregate number of Shares sold through the Managers or the Forward Sellers under the Equity Distribution Agreement and under any Forward Sale Agreement have an aggregate sales price in excess of $1,000,000,000. The Company has no obligation to offer or sell any Shares under the Equity Distribution Agreement and may at any time suspend offers and sales under the Equity Distribution Agreement. The offer and sale of Shares pursuant to the Equity Distribution Agreement will terminate upon the earliest of (1) the sale of all Shares subject to the Equity Distribution Agreement, (2) the termination of the Equity Distribution Agreement by the Company or by the Managers, the Forward Purchasers and the Forward Sellers or (3) May 15, 2029.

The net proceeds that the Company receives from the sales of Shares under the Equity Distribution Agreement from the Managers will be the gross proceeds received from such sales less the commissions and less any other costs the Company may incur in issuing and/or selling Shares. The Managers and the Forward Sellers are not required to sell any specific number or dollar amount of the Shares. Subject to the terms and conditions of the Equity Distribution Agreement, each of the Managers and the Forward Sellers will use commercially reasonable efforts to sell on the Company’s behalf any Shares as instructed by the Company. The Company will not initially receive any proceeds from the sale of borrowed shares of its common stock by the Forward Sellers. The Company expects to fully physically settle each particular Forward Sale Agreement (by delivery of Shares) with the relevant Forward Purchaser on one or more dates specified by the Company on or prior to the maturity date of that particular Forward Sale Agreement, in which case the Company will expect to receive aggregate net cash proceeds at settlement equal to the number of Shares underlying the particular Forward Sale Agreement multiplied by the relevant forward sale price. If the Company elects to cash settle or net share settle a Forward Sale Agreement, it may not (in the case of cash settlement) or will not (in the case of net share settlement) receive any proceeds, and the Company may owe cash (in the case of cash settlement) or Shares (in the case of net share settlement) to the relevant Forward Purchaser.

The Equity Distribution Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Managers, the Forward Purchasers and the Forward Sellers have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Company expects to use the net proceeds from any sale of the Shares, after deducting commissions and offering expenses, for general corporate purposes, which may include, among other things, the capital expenditure programs of the Company’s operating subsidiaries and the repayment of borrowings under the Company’s commercial paper program. Certain of the Managers, the Forward Purchasers or the Forward Sellers and/or their affiliates may in the future own some of the Company’s commercial paper and will therefore each receive a portion of the net proceeds upon such repayment.

The offer and sale of the Shares have been registered under the Securities Act pursuant to a Registration Statement on Form S-3 (Registration No. 333-295924) of the Company, as supplemented by the Prospectus Supplement dated May 15, 2026 relating to the Shares, to be filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on May 15, 2026.

The foregoing description of the Equity Distribution Agreement set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, including the form of Master Forward Confirmation attached as Exhibit C thereto, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

The exhibits listed below are filed herewith.

Agreements and forms of agreements included as exhibits are included only to provide information to investors regarding their terms. Agreements and forms of agreements listed below may contain representations, warranties and other provisions that were made, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them, and no such agreement or form of agreement should be relied upon as constituting or providing any factual disclosures about the Company, any other person, any state of affairs or other matters.

(d) Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

1.1	Equity Distribution Agreement, dated May 15, 2026, among CenterPoint Energy, Inc. and Barclays Capital Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as managers, Barclays Bank PLC, Bank of Montreal, BNP Paribas, Bank of America, N.A., Nomura Global Financial Products, Inc., Citibank, N.A., Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Royal Bank of Canada, The Bank of Nova Scotia, The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association, as forward purchasers, and Barclays Capital Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., BofA Securities, Inc., Nomura Securities International, Inc. (acting through BTIG, LLC, as agent), Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, as forward sellers.

5.1	Opinion of Baker Botts L.L.P. relating to the legality of the Shares.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 hereto).

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: May 15, 2026	By:	/s/ Russell K. Wright
Russell K. Wright
Vice President and Chief Accounting Officer